UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

WRITERS GROUP FILM CORP.

8200 Wilshire Blvd. Suite 200
Beverly Hills, CA 90211
310.461.3737

Delaware	333-147959	56-2646829
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On March 3, 2013 a Stock Purchase Agreement was consummated between John Diaz; the largest and controlling shareholder of Writers’ Group Film Corp., and its former President and Chairman, and EAM Delaware LLC, a Delaware limited liability company controlled by Eric Mitchell, the current President and Chairman of Writers’ Group Film Corp.

The transaction was for the sale of 10,000 shares of Preferred Class, Series A Stock and Common Stock in WRIT currently held by Mr. Diaz, which represents a controlling block of stock in consideration for $10,000.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 1, 2013 the Board of Directors of Writers’ Group Film Corp. voted to remove Ms. Wendy Haviland as the Corporate Secretary of Writers’ Group Film Corp. and Corporate Secretary of its wholly-owned subsidiary Front Row Networks, Inc.

Replacing Ms. Haviland as Secretary of Writers’ Group Film Group and Front Row Networks, Inc., as of March 2, 2013, is Rebecca Bieker, 56. Ms. Bieker’s wide-ranging responsibilities will include serving as a focal point for communication with and between the board of directors, senior management and the company's shareholders, and serving a key role in the administration of the Board and other critical corporate matters.

Ms. Bieker has over 32 years of administrative experience with regards to business management in real estate, investor development and accounting. Rebecca received her education from Moraine Park Technical Institute in Wisconsin, in Real Estate, Accounting and Computers, with further education from real estate and business schools in Las Vegas, Nevada.

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SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIIERS GROUP FILM CORP.

Dated: March 5, 2013	By:	/s/ Eric Mitchell
Eric Mitchell President

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